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                                                                   EXHIBIT 23.03


                         INDEPENDENT AUDITORS' CONSENT

          We consent to the incorporation by reference in this Registration Statement on Form S-8 of AmeriQuest Technologies, Inc. of our report dated September 3, 1993, except for Notes 5 and 6, as to which the date is September 24, 1993 and Note 15, as to which the date is June 6, 1994, appearing in the Annual Report on Form 10-K of Kenfil Inc. for the year ended June 30, 1993, and to all references to our Firm included in this registration statement.

  DELOITTE & TOUCHE LLP

  Los Angeles, California
  August 21, 1995

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